Exhibit 8.1

[Letterhead of Sullivan & Worcester LLP]

                      October 10, 2003

Hospitality Properties Trust
400 Centre Street
Newton, Massachusetts 02458

Re:	Registration Statement on Form S-3; 4,000,000 Common Shares of Beneficial Interest, par value $.01 per share

Ladies and Gentlemen:

        In connection with the registration under the Securities Act of 1933, as amended (the "Act"), by Hospitality Properties Trust, a Maryland real estate investment trust (the "Company"), of 4,000,000 shares of its common shares of beneficial interest, par value $.01 per share, all of which shares are to be sold from time to time by HRPT Properties Trust, a Maryland real estate investment trust, the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "SEC") as Exhibit 8.1 to the Company's registration statement on Form S-3 (the "Registration Statement").

        We have acted as counsel for the Company in connection with its Registration Statement and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, corporate records, certificates and statements of officers and accountants of the Company and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. In doing so, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as copies, and the authenticity of the originals of such documents. Specifically, and without limiting the generality of the foregoing, we have reviewed: (i) the declaration of trust and the by-laws of the Company, each as amended and restated; (ii) the sections in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 filed under the Securities Exchange Act of 1934 (the "Annual Report") captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts"; (iii) the section in the Company's Form 8-K dated October 10, 2003 captioned "Supplementary federal income tax considerations" (the "Form 8-K"); and (iv) the prospectus forming a part of the Registration Statement (the "Prospectus").

        The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, "Tax Laws"), and upon the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, "ERISA Laws"). No assurance can be given that the Tax Laws or the ERISA Laws will not change. In preparing the discussions with respect to Tax Laws and ERISA Laws matters in the sections of the Annual Report captioned "Federal Income Tax Considerations", as supplemented by the discussion in the Form 8-K captioned "Supplementary federal income tax considerations", and "ERISA Plans, Keogh Plans and Individual Retirement Accounts", we have made certain assumptions and expressed certain conditions and qualifications therein, all of which assumptions, conditions and qualifications are incorporated herein by reference. With respect to all questions of fact on which our opinion is based, we have assumed the initial and continuing truth, accuracy and completeness of: (i) the information set forth in the Registration Statement, the Annual Report, the Form 8-K, and in the documents incorporated therein by reference; and (ii) representations made to us by officers of the Company or contained in the Registration Statement, the Annual Report or the Form 8-K, in each such instance without regard to qualifications such as "to the best knowledge of" or "in the belief of".

        We have relied upon, but not independently verified, the foregoing assumptions. If any of the foregoing assumptions are inaccurate or incomplete for any reason, if the transactions described in the Registration Statement, the Annual Report, the Form 8-K or the documents incorporated therein by reference have been consummated in a manner that is inconsistent with the manner contemplated therein, our opinion as expressed below may be adversely affected and may not be relied upon.

        Based upon and subject to the foregoing, we are of the opinion that the discussions with respect to Tax Laws and ERISA Laws matters in the sections of the Annual Report captioned "Federal Income Tax Considerations", as supplemented by the section of the Form 8-K captioned "Supplementary federal income tax considerations", and "ERISA Plans, Keogh Plans and Individual Retirement Accounts", in all material respects are accurate and fairly summarize the Tax Laws issues and ERISA Laws issues addressed therein, and hereby confirm that the opinions of counsel referred to in said sections represent our opinions on the subject matter thereof.

        Our opinion above is limited to the matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other matters or any other transactions. Further, we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in the Tax Laws or ERISA Laws.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the SEC promulgated thereunder.

                      Very truly yours,

                      /s/ Sullivan & Worcester LLP

                      SULLIVAN & WORCESTER LLP